JACK SHAMA, CPA, MA

1498 East 32nd Street

Brooklyn, NY 11234

goaliyah@hotmail.com

631-318-0351

June 2, 2025

To Whom It May Concern:

LAO Professionals consent to the inclusion of its audit report on the financial statements of Galaxy Enterprises Inc. for the fiscal period ended July 31, 2024 in the company’s Post-effective amendment to its Registration Statement on form S-1 and the filing of this consent as an exhibit to the Registration Statement.

We also consent to the reference to us under the heading “experts” in this Registration Statement.

If you have any questions, please feel free to contact me.

Yours sincerely,

/s/ Jack Shama

Jack Shama, CPA